                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8
No. 333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, and Form S-3
No. 333-09113) of Sovereign Bancorp, Inc. of our report dated March 11, 1999, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Current Report on Form 8-K filed on or about March 18, 1999, with the Securities and Exchange Commission.


/s/Ernst & Young LLP
---------------------------

Philadelphia, Pennsylvania
March 16, 1999